SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2003

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002

(Address of principal executive offices)	(Zip Code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Item 5.    Other Events

On July 20, 2003, Genesis Microchip Inc. announced that James E. Donegan had resigned as the company’s Chairman of the Board and Chief Executive Officer, effective immediately. Genesis Microchip also stated that Eric Erdman, the company’s Chief Financial Officer, will serve as the company’s Interim Chief Executive Officer until such time as Mr. Donegan’s successor is determined. During this period, Mr. Erdman will continue as the company’s Chief Financial Officer. Genesis Microchip further stated that the Board of Directors had elected Jeffrey Diamond, a current member of the Board of Directors, to be the company’s Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: July 21, 2003	By:	/S/ ERIC ERDMAN
	Name: Title:	Eric Erdman Interim Chief Executive Officer